                                                                    EXHIBIT 11


                              SARA LEE CORPORATION AND SUBSIDIARIES

                            COMPUTATION OF NET INCOME PER COMMON SHARE
                              (IN MILLIONS EXCEPT PER SHARE DATA)



                                                                            FOR THE PERIODS ENDED MARCH 28, 1998
                                                                   _______________________________________________________________
                                                                             BASIC                              DILUTED
                                                                   _____________________________       ___________________________
                                                                    Thirteen       Thirty-Nine           Thirteen     Thirty-Nine
                                                                      Weeks          Weeks                Weeks           Weeks
                                                                    _________      ___________          __________   _____________
EARNINGS:

Net Income (Loss)                                                   $  227        $  (826)              $  227          $  (826)

Less:  Dividends on Preferred Stocks,
           net of tax benefits                                          (4)           (12)                 ---              (12)

       Adjustment attributable to conversion of ESOP
           Convertible Preferred Stock                                 ---            ---                   (1)             ---
                                                                    ________      ___________           ________        _________

Net Income (Loss) Applicable to Common Stockholders                 $  223        $  (838)              $  226          $  (838)
                                                                    ________      ___________           ________        _________
                                                                    ________      ___________           ________        _________

SHARES:
   Weighted Average Shares Outstanding                                 467            472                  467              472
       Add:  Common Stock Equivalents -

               Stock Options                                           ---            ---                    8              ---

               ESOP Convertible Preferred Stock                        ---            ---                   17              ---

               Restricted stock and other                              ---            ---                    2              ---
                                                                    ________      ___________           ________        _________
Adjusted Weighted Average Shares Outstanding                           467            472                  494              472
                                                                    ________      ___________           ________        _________
                                                                    ________      ___________           ________        _________

NET INCOME (LOSS) PER COMMON SHARE                                 $  0.48        $ (1.77)             $  0.46         $  (1.77)
                                                                    ________      ___________           ________        _________
                                                                    ________      ___________           ________        _________


                                                                    EXHIBIT 11
                                                                    (Continued)


                                SARA LEE CORPORATION AND SUBSIDIARIES

                              COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (IN MILLIONS EXCEPT PER SHARE DATA)



                                                                            FOR THE PERIODS ENDED MARCH 29, 1997
                                                                   _______________________________________________________________
                                                                             BASIC                              DILUTED
                                                                   _____________________________       ___________________________
                                                                    Thirteen       Thirty-Nine           Thirteen     Thirty-Nine
                                                                      Weeks          Weeks                Weeks           Weeks
                                                                    _________      ___________          __________   _____________
EARNINGS:

Net income                                                          $  206           $  729              $  206           $  729

Less:  Dividends on Preferred Stocks,
           net of tax benefits                                          (7)             (20)                 (3)              (9)

       Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                             --               --                  (1)              (4)
                                                                  ___________       _________            _________       _________
Net Income Available for Common Stockholders                        $  199           $  709              $  202           $  716
                                                                  ___________       _________            _________       _________
                                                                  ___________       _________            _________       _________


SHARES:

Weighted Average Shares Outstanding                                    478              480                 478              480

Add:  Common Stock Equivalents -

         Stock options                                                  --               --                   3                3

         ESOP Convertible Preferred Stock                               --               --                  18               18

         Restricted stock and other                                     --               --                   2                2
                                                                  ___________       _________            _________       _________
Adjusted Weighted Average Shares Outstanding                           478              480                 501              503
                                                                  ___________       _________            _________       _________
                                                                  ___________       _________            _________       _________

NET INCOME PER COMMON SHARE                                        $  0.42          $  1.48             $  0.40          $  1.42
                                                                  ___________       _________            _________       _________
                                                                  ___________       _________            _________       _________




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